Exhibit 4.9

Execution Version

SECOND AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2023, is entered into by and among: (a) Newegg Commerce, Inc., a business company incorporated with limited liability under the laws of the British Virgin Islands, Newegg Inc., a Delaware corporation, Newegg North America Inc., a Delaware corporation, Newegg.Com Americas Inc., a Delaware corporation, Newegg Canada Inc., an Ontario corporation, Magnell Associate, Inc., a California corporation, Rosewill Inc., a Delaware corporation, Newegg Business Inc., a Delaware corporation, Ozzo Inc., a Delaware corporation, Newegg Staffing Inc., a Delaware corporation, INOPC, Inc., an Indiana corporation, CAOPC, Inc., a California corporation, NJOPC, Inc., a New Jersey corporation, Newegg Logistics Services Inc., a Delaware corporation, Nutrend Automotive Inc., a Delaware corporation, Newegg Texas, Inc., a Texas corporation, and Newegg Media Service, Inc., a Delaware corporation (formerly Newegg Facility Solutions Inc.) (collectively, the “Closing Date Borrowers”), jointly (with each other and with the New Borrowers referred to below) and severally; (b) GAOPC, Inc., a Delaware corporation, Advanced Battlestations, Inc, a Delaware corporation, and Buildeniac, Inc., a Delaware corporation (collectively, the “New Borrowers” and together with the Closing Date Borrowers, each a “Borrower” and collectively the “Borrowers”), jointly (with each other and with the Closing Date Borrowers) and severally; (c) the financial institutions identified on the signature pages hereto (collectively, “Lenders”); and (d) East West Bank, as Agent, with reference to the following facts:

RECITALS

A.	Closing Date Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of August 20, 2021 as amended by a First Amendment to Revolving Credit and Security Agreement dated as of April 13, 2023 (and as further amended, restated, amended and restated or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders provide certain credit facilities to Closing Date Borrowers.

B.	Since the Closing Date, Newegg has acquired or created each of the New Borrowers as additional Subsidiaries.

C.	The New Borrowers are executing this Amendment and that certain Joinder Agreement, dated as of the date hereof (the “Joinder Agreement”), by which the New Borrowers will become “Borrowers” for all purposes under the Credit Agreement and the Other Documents.

D.	Newegg desires to use the proceeds of Revolving Advances to make an investment in the capital stock of another of its newly formed Subsidiaries, 21688 Gateway LLC, a Delaware limited liability company (“Gateway”), to facilitate Gateway’s acquisition of the commercial real property and the improvements thereto commonly known as 21688 Gateway Center Drive, Diamond Bar, California (the “Real Property”).

E.	Following its purchase of the Real Property, Gateway will lease the Real Property to Newegg, and Newegg will use the Real Property as its new headquarters facility.

F.	Gateway is willing to guarantee the Obligations and to secure its guaranty by granting Agent a first deed of trust on the Real Property.

G.	Newegg has requested that the lesser of (i) 50% of the appraised fair market value of the Real Property or (ii) $10,000,000 be added to the Borrowing Base upon Agent’s receipt of the above-described first deed of trust on the Real Property, and Agent and the Required Lenders are willing to permit this addition to the Borrowing Base, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment without definition shall have the respective meanings assigned thereto in the Credit Agreement.

2.	Addition of Real Property to Borrowing Base.

A.	Addition of Definition of Real Property. Section 1.2 of the Credit Agreement is hereby amended and supplemented by adding therein a new definition of “Real Property” as follows:

“Real Property” means the commercial real property and the improvements thereto commonly known as 21688 Gateway Center Drive, Diamond Bar, California.

B.	Addition of Definition of Second Amendment Effective Date. Section 1.2 of the Credit Agreement is hereby further amended and supplemented by adding therein a new definition of “Second Amendment Effective Date” as follows:

“Second Amendment Effective Date” means June 30, 2023.

C.	Amendment of Definition of Borrowing Base. Section 2.1(a) of the Credit Agreement is hereby amended and restated to read in full as follows (amendments are shown as follows: in the case of additions to text, in double-underscored format (indicated textually in the same manner as the following example: double-underscored format); and, in the case of deletions from text, in strike-through format (indicated textually in the same manner as the following example: ~~strike-through format~~):

“(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, specifically including Sections 2.1(b) ~~and 2.1(c)~~, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in an aggregate amount outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) 100% of Eligible Cash, plus

(ii) 85% (the ’Receivables Advance Rate’) of Eligible Receivables, plus

(iii) the lesser of (A) 60% of the value of the Eligible Inventory, determined at the lower of cost or market value (the ’Inventory Advance Rate’) or (B) 90% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion) (the ’Inventory NOLV Advance Rates’ and collectively with the Inventory Advance Rate and the Receivables Advance Rate, the ’Advance Rates’), ~~minus~~ plus

(iv) the lesser of (A) 50% of the fair market value of the Real Property as determined prior to the Second Amendment Effective Date by a real estate appraiser reasonably satisfactory to Agent (it being understood that Pacific Commercial Group is an appraiser satisfactory to Agent) or (B) $10,000,000; minus

~~(iv)~~ (v) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

~~(v)~~ (vi) such reasonable reserves as Agent may deem proper and necessary from time to time in its Permitted Discretion to account for events, conditions, contingencies or risks with respect to the Collateral that are not already accounted for in the definition of Eligible Receivables and Eligible Inventory.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) ~~and~~, (iii) and (iv) and minus (y) Sections 2.1 (a)(y)~~(iv)~~(v) and ~~(v)~~ (vi) at any time and from time to time shall be referred to as the ’Borrowing Base.’ The Revolving Advances shall be evidenced by secured promissory notes (collectively, the ’Revolving Credit Notes’) issued by Borrowers to the Lenders, each substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the aggregate principal amount of Revolving Advances outstanding at any time shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Borrowing Base.”

D. Amendment with respect to Delivery Periods. The Credit Agreement is amended by adding the following Section 1.6:

“1.6 Delivery Periods. Notwithstanding anything to the contrary contained within this Agreement or any Other Document, the Agent may, in its discretion, grant extensions of time for the satisfaction of any requirements in this Agreement or any Other Document in respect of any particular Subsidiary or any particular Collateral.”

E. Amendment of Borrowing Base Certificate Exhibit. Exhibit 1.2 to the Credit Agreement is hereby amended and restated to read in full as set forth on Exhibit 1.2 to this Amendment.

3.	Conditions Precedent. This effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Agent shall have received this Amendment, duly executed by each party hereto and duly acknowledged by Guarantors;

(b)	Gateway Guaranty. Agent shall have received a continuing guaranty of the Obligations, in form and substance reasonably satisfactory to Agent, executed by Gateway in favor of Secured Parties (the “Gateway Guaranty”);

(c)	Gateway Deed of Trust. Agent shall have received that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of the date hereof, covering the Real Property, as security for the Gateway Guaranty and otherwise in form and substance reasonably satisfactory to Agent, executed by Gateway in favor of Secured Parties;

(d)	Environmental Report. Agent shall have received and been reasonably satisfied with the results of an environmental report covering the Real Property conducted by an environmental firm reasonably satisfactory to Agent;

(e)	Appraisal. Agent shall have received and been reasonably satisfied with the results of an appraisal of the Real Property conducted by an appraisal firm reasonably satisfactory to Agent;

(f)	New Borrower Joinder Agreement. Agent shall have received the Joinder Agreement, executed by the New Borrowers in favor of the Secured Parties;

(g)	Amended and Restated Notes. Agent shall have received amended and restated promissory notes, each in form and substance reasonably satisfactory to Agent, executed by Borrowers in favor of each Lender and Swingline Lender;

(h)	Officer Certificates. Agent shall have received an officer’s certificate from each of the New Borrowers and from Gateway attaching the constituent documents and corporate or company resolutions of each such Loan Party, containing officer signature and incumbency information for each such Loan Party, and otherwise in form and substance reasonably satisfactory to Agent;

(i)	UCC Filings and Searches. Agent shall have received such updated UCC searches of the personal property of the Loan Parties and shall have filed such additional financing statements and financing statement amendments as Agent may reasonably require in connection with the joinder of the New Borrowers and the name change of Closing Date Borrower Newegg Facility Solutions Inc. to Newegg Media Service, Inc.; and

(j)	Further Assurances. Agent shall have received such other agreements, certificates, documents, or instruments, if any, as Agent may reasonably require in furtherance of the amendment and joinder transactions contemplated hereunder.

4.	Reaffirmation and Ratification. Closing Date Borrowers hereby reaffirm, ratify and confirm their respective Obligations under the Credit Agreement, and all Borrowers acknowledge that the terms and conditions of the Credit Agreement, as amended hereby, remain in full force and effect.

5.	Representations and Warranties. Borrowers hereby confirm that all of the representations and warranties contained in Article V of the Credit Agreement or in any Other Document continue to be true and correct in all material respects after giving effect to this Amendment, except (i) for representations and warranties that are qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iii) certain updates to the Schedules attached to the Credit Agreement.

6.	Events of Default. Borrowers hereby represent and warrant that, to the best of their knowledge, after giving effect to this Amendment, no Default nor any Event of Default has occurred and is continuing under the Credit Agreement.

7.	Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

8.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

[Rest of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

CLOSING DATE BORROWERS:

NEWEGG COMMERCE, INC.,
NEWEGG INC.,
NEWEGG NORTH AMERICA INC., AMERICAS INC.,
NEWEGG.COM NEWEGG CANADA INC.,
MAGNELL ASSOCIATE, INC.,
ROSEWILL INC.,
NEWEGG BUSINESS INC.,
OZZO INC.,
NEWEGG STAFFING INC.,
INOPC, INC.,
CAOPC, INC.,
NJOPC, INC.,
NEWEGG LOGISTICS SERVICES INC.,
NUTREND AUTOMOTIVE INC.,
NEWEGG TEXAS, INC.,
NEWEGG MEDIA SERVICE, INC. (formerly Newegg Facility Solutions, Inc.),

By:	/s/ Robert Chang
Name:	Robert Chang
Title:	Authorized Signatory

NEW BORROWERS:

GAOPC, INC.,
ADVANCED BATTLESTATIONS, INC,
BUILDENIAC, INC.,

By:	/s/ Robert Chang
Name:	Robert Chang
Title:	Authorized Signatory

Second Amendment to Revolving Credit and Security Agreement

EAST WEST BANK,
as Agent

By:	/s/ Kandy Hung
Name:	Kandy Hung
Title:	Director of Syndications

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

EAST WEST BANK,
as a Lender

By:	/s/ Linda Lee
Name:	Linda Lee
Title:	Senior Vice President

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

CATHAY BANK,
as a Lender

By:	/s/ Irene Chen
Name	Irene Chen
Title:	VP & Credit Analysis Officer

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

PREFERRED BANK,
as a Lender

By:	/s/ Emma Wang for Christina Ching
Name:	Emma Wang
Title:	Portfolio Manager/VP

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

ACKNOWLEDGMENT OF GUARANTORS

The undersigned (collectively, “Guarantors”) hereby acknowledge and agree, under this Acknowledgment of Guarantors (the “Acknowledgment”), to the attached Second Amendment to Revolving Credit and Security Agreement (the “Amendment”), acknowledge and reaffirm their obligations owing to Agent and the Lenders under the Guaranty and Suretyship Agreement dated as of August 21, 2021 executed by Guarantors in favor or Agent and the Lenders (the “Guaranty”), and agree that the Guaranty is and shall remain in full force and effect with respect to the Obligations under the Revolving Credit and Security Agreement referred to in the Amendment (the “Credit Agreement”), notwithstanding the Amendment. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, Guarantors understand that neither Agent nor any Lender has any obligation to inform Guarantors of such matters in the future nor any obligation to seek Guarantors’ acknowledgement or agreement to future amendments, consents or waivers with respect to the Credit Agreement, and nothing herein shall create such a duty. All capitalized terms used in this Acknowledgment without definition shall have the respective meanings set forth for such terms in the Credit Agreement.

Dated: As of June 30, 2023
ALKERS SOLUTIONS INC., (formerly
Newegg Tech, Inc.)

CHIEFVALUE.COM, INC.,

By:	/s/ Robert Chang
Name:	Robert Chang
Title:	Authorized Signatory

Acknowledgment of Guarantors

EXHIBIT 1.2

BORROWING BASE CERTIFICATE

(To be provided by Agent)

Exhibit A - BBC Template

East West Bank - Asset Based Lending

Borrowing Base Certificate

The undersigned certifies to East West Bank
that the following accounts are true and correct as of:

(A) Accounts Receivable
1 Previous Accounts Receivable Ending Balance			$0.00
2 Plus: Gross sales as posted through:	1/0/1900	$-
3 Plus: Debit Memos/Currency Conversion		$-
4 Total Gross Sales: (line 2 + line 3):			$-
5 Less: Gross Collections as posted through	1/0/1900	$-
6 Less: Credit memos issued		$-
7 Less: Discounts and other credit adjustments		$-
8 Less: Non-AR cash		$-
9 Total Deductions: (Line 5 + Line 6 + Line 7 + Line 8))			$-
10 Accounts Receivable as of:	1/0/1900		$0.00
11 Less: Ineligible Accounts Receivable
Over 60 days past due: B2B AR	$-
Over 60 days past due: B2B AR CN	$-
Over 90 days from invoice date: B2B	$-
Over 90 days from invoice date: Vendor Incentive	$-
Over 90 days from invoice date: Vendor Incentive CN	$-
50% cross-aging	$-
Credits over 60 days past due: B2B AR	$-
Credits over 90 days from invoice date: Vendor Incenti	$-
25% concentration	$-
Contra Accounts	$-
Affiliate/Employee	$-
Government	$-
Foreign	$-
Unbilled Vendor Incentives	$-
Customer Deposits GL	$-
Unapplied Payments	$-
Zero out availaibility	$-
Bankruptcy	$-
Bill and Hold	$-
Deferred Revenue	$-
Variance to GL	$-
Other Ineligibles	$-
12 Total Ineligible Accounts Receivable		$-
13 Eligible Receivables		$0.00
14 Times Advance Rate (% of Line 13)	85.00%		$-
15 Available Accounts Receivable (not to exceed)	$100,000,000		$-

B. Inventory
16 Gross Inventory (Finished Goods) as of	1/0/1900	$-
17 Less: Ineligible Inventory
Slow moving / Obsolote US (aged over 90 days)	$-
Slow moving / Obsolote Canada (aged over 90 days)	$-
RMA inventory (inventory returned by customer) US	$-
RMA inventory (inventory returned by customer) Canada	$-
Vendor Queue (returned inventory in transit) US	$-
Vendor Queue (returned inventory in transit) Canada	$-
Transfer Pricing Profit (intercompany purchases)	$-
LCM Reserve US	$-
LCM Reserve Canada	$-
Refurbished/Off quality (inventory sold below cost) US	$-
Refurbished/Off quality (inventory sold below cost) Can	$-
Vendor Rebate (allowaince on inventory) US	$-
Rosewill consignment (private label, customer specific i	$-
Other Ineligibles	$-
18 Total Ineligible Inventory		$-
19 Eligible Inventory		$-
20 Times Rate of Advance (% of Line 19) Low selling period*	51.21%	(Jan to Oct)	$-
Times Rate of Advance (% of Line 19) High selling period*	55.71%	(Nov to Dec)
*based on calendar date
21 Inventory Cap	$100,000,000
22 Inventory Borrowing Base (Lower of the Inventory Cap Line 21 or Line 20)			$-
23 Total A/R and Inventory (Line 10 + Line 22)			$-
24 Other Collateral
Cash with Lenders - Eligible Cash is defined as unrestricted cash deposited with committed Lenders where there are applicable Deposit Account Control Agreements (“DACA”) in place.
Eligible Cash reported every Friday and Lender will use the lowest balance during the underlining week.
Times advance rate other collateral (% of line 24)	100.00%
Eligible Cash with Lenders Availability as of:			$-
25 Other Collateral Real Estate
21688 Gateway Center, Diamond Bar, CA 91765
Appraised Value
Advance rate	50%		$-
Real Estate availability is The lower of $10,000,000 or 50% of the appraised commercial property value			$-
25 Gross combined availability (not to exceed)	$100,000,000		$-
26 Minus: Gift cards US + Canada		$-
WEPPA		$-
Rent reserve		$-
27 Total Reserves:			$-
28 Net Availability After Reserves and Other Deductions (Line 25 minus Line 27)			$-
29 Total Net Available After Reserves & Other Deductions (not	$100,000,000		$-
30 Syndicate Global Obligations
Standby LC	$-
Sight Letters of Credit	$-
Usance Letters of Credit	$-
Bankers Acceptance	$-
Revolving Working Capital	$-
31 Total Syndicate Global Obligations as of:	1/0/1900		$-
32 Net Availability (Line 29 minus Line 31)			$-
( Note: if Negative -- Repayment Required )

The above listed collateral is subject to a security interest in favor of East West Bank pursuant to the terms of the Loan Agreement[s] executed between the Bank and the undersigned. Borrower represents and warrants that inventory listed above is owned by Borrower free and clear of any and all liens and encumbrances other than said security interest in favor of East West Bank. The undersigned hereby warrants and represents to Bank that the Borrower is in full compliance with the Terms and Conditions of the Agreement, and related documents, that the collateral is bona fide and accurate, and certifies that the foregoing and any attachments to this report are true and correct.

Newegg, Inc.

Authorized Signature	(Date)

(Title)